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                                                                     Exhibit 8.1


                                         May 17, 2001

Key3Media Group, Inc.,
   5700 Wilshire Blvd., Suite 325,
      Los Angeles, California  90036.



Ladies and Gentlemen:


          As United States tax counsel to Key3Media Group, Inc. (the "Company") in connection with the issuance of up to $375,000,000 aggregate offering price of the Company's Debt Securities, Common Stock, Warrants, Preferred Stock or Depositary Shares pursuant to the Prospectus (the "Prospectus") which forms a part of the Registration Statement of the Company to which this opinion is filed as an exhibit (the "Registration Statement"), we hereby confirm our opinion as set forth therein under the heading "United States Taxation".

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "United States Taxation" in the Prospectus. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

                                         Very truly yours,


                                         /s/ Sullivan & Cromwell